UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 22, 2018
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P. O. Box 619100, Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 8.01    Other Events.

Kimberly-Clark Corporation ("Kimberly-Clark" or "the Corporation") is filing this Current Report on Form 8-K ("Current Report") to recast certain prior period financial information related to Kimberly-Clark’s adoption of Accounting Standards Update No. 2017-07, Compensation-Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost ("ASU No. 2017-07") and the classification of costs associated with sales of K-C Professional (“KCP”) dispensers. The recast has no impact on Kimberly-Clark's earnings or earnings per share in any period. Beginning with the quarter ending March 31, 2018, Kimberly-Clark's financial information will reflect these changes with prior periods adjusted accordingly.

We also adopted ASU No. 2014-09, Revenue from Contracts with Customers, effective January 1, 2018, with no material impact on our financial position, results of operations and cash flows. Accordingly, we did not recast prior periods for the adoption of this accounting standard update.

In 2017, the Financial Accounting Standards Board (the "FASB") issued ASU No. 2017-07. The standard requires that an employer report the service cost component in the same line items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside of operating profit. Prior periods are required to be recast. The Corporation adopted this standard as of January 1, 2018. Components of net benefit costs other than service costs were $59 million, $66 million, $1,425 million and $98 million in 2017, 2016, 2015 and 2014, respectively.

In prior years, Kimberly-Clark followed an accounting practice whereby costs associated with sales of KCP dispensers were classified as a reduction in revenue, similar to sales incentives. Effective January 1, 2018, the Corporation changed this practice and now classifies these costs as cost of products sold. This change results in an immaterial increase in net sales and cost of products sold of $89 million, $85 million, $91 million and $93 million in 2017, 2016, 2015 and 2014, respectively, and all periods presented herein have been recast accordingly.

This Current Report and Exhibit 99.1 and Exhibit 99.2 are being filed to recast certain financial information as described above. No part of Exhibit 99.1 or Exhibit 99.2 has otherwise been updated to reflect events subsequent to the filing of our Annual Report on Form 10-K for the year ended December 31, 2017. The information in this Current Report shall be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No. 99.1 - Consolidated Income Statements for the four quarters of 2017 and the years ended December 31, 2014 through 2017, for Kimberly-Clark’s adoption of Accounting Standards Update No. 2017-07, Compensation-Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, and the Corporation's change in its accounting practice to classify costs associated with sales of KCP dispensers in cost of products sold.

Exhibit No. 99.2 - Consolidated net sales and operating profit by Business Segment for the four quarters of 2017 and the years ended December 31, 2014 through 2017, reflecting Kimberly-Clark’s adoption of Accounting Standards Update No. 2017-07, Compensation-Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, and the Corporation's change in its accounting practice to classify costs associated with sales of KCP dispensers in cost of products sold.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	February 22, 2018	By:	/s/ Michael T. Azbell
Michael T. Azbell Vice President and Controller